Exhibit 4.5

FORM OF 5.054% NOTES DUE 2045

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HARRIS CORPORATION

5.054% NOTES DUE 2045

Registered No. R-	CUSIP: 413875 AT2
Issue Date:	ISIN: US413875AT20
$

HARRIS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases attached hereto on April 27, 2045. This Security shall bear interest at the rate of 5.054% per annum. Additional provisions of this Security are set forth on the other side of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the Trustee’s Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated: April 27, 2015	HARRIS CORPORATION

By:
		Name:	Miguel A. Lopez
		Title:	Senior Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: April 27, 2015

REVERSE OF SECURITY

5.054% NOTES DUE 2045

1. Interest.

This Security shall bear interest at the rate of 5.054% per year on the principal amount hereof, from April 27, 2015 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semi-annually in arrears on April 27 and October 27 of each year (each, an “Interest Payment Date”), commencing October 27, 2015, to the persons in whose names the Securities of this series are registered at the close of business on April 12 or October 12 (each, a “Regular Record Date”) (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the Securities of this series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the principal amount of this Security, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 7.01 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 5 hereof, or at maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at the rate borne by the Securities of this series, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest will be paid (i) so long as this Security is in the form of a Global Security, to the Depositary in immediately available funds or (ii) if this Security is in the form of a definitive Security, (a) on the definitive Securities having an aggregate principal amount of $10,000,000 or less, by check mailed to the Holders of such Securities, and (b) on the definitive Securities having an aggregate principal amount of more than $10,000,000, by wire transfer in immediately available funds at the written election of the Holders of these Securities; provided that the Paying Agent shall have received appropriate wire transfer instructions at least ten calendar days prior to the applicable Interest Payment Date.

2. Method of Payment.

Subject to the terms and conditions of the Indenture, Harris Corporation (the “Company”) will make payments in cash in respect of Redemption Prices (as defined below) and at maturity to Holders who surrender Securities of this series to the Paying Agent to collect such payments in respect of such Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money.

3. Paying Agent and Registrar.

Initially, the Trustee (as defined in Section 4 below) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Registrar.

4. Series.

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued or to be issued in one or more series under an indenture dated as of September 3, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Pursuant to Section 2.03 of the Indenture, this series of Securities is issued under an officers’ certificate of the Company dated April 27, 2015 (the “Officers’ Certificate”) to establish the terms of this series of Securities, setting forth such terms, to which Indenture and Officers’ Certificate reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The initial Securities of this series issued on April 27, 2015 (and any Securities of such series issued in exchange therefor) and any additional Securities of such series issued upon a further reopening of the Securities of this series in accordance with the Indenture (and any Securities of such series issued in exchange therefor) will be treated as a single class for all purposes under the Indenture.

The Securities are unlimited in aggregate principal amount.

5. Optional Redemption; No Sinking Fund.

At any time and from time to time prior to October 27, 2044, the Company may at its option redeem the Securities of this series at any time, in whole or in part, at a “make-whole” redemption price (the “Redemption Price”) equal to the greater of:

(1) 100% of the principal amount of the Securities of this series being redeemed; and

(2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the date of redemption) on the Securities of this series being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined below, plus 40 basis points.

At any time and from time to time on or after October 27, 2044, the Company may at its option redeem the Securities of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities of this series being redeemed.

In each case, the Company will pay accrued interest on the principal amount of the Securities of this series being redeemed to, but not including, the redemption date.

“Comparable Treasury Issue” means, with respect to the Securities of this series, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities of this series being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. and three other primary U.S. government securities dealers in New York City selected by the Company, and in each case, their respective successors, provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, the Company will appoint another primary U.S. government securities dealer in New York City as a substitute.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding the redemption date for the Securities of this series being redeemed.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the Remaining Life of the Securities of this series to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

If the Company elects to redeem less than all of the Securities of this series, then the Trustee will select the particular Securities to be redeemed in a manner it deems appropriate and fair; provided that if the Securities of this series are represented by one or more Global Securities, beneficial interest in such Securities shall be selected for redemption by the Depositary in accordance with its standard procedures therefor.

Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the Securities to be redeemed. The notice of such redemption will state, among other things, the amount of Securities to be redeemed, the redemption date, the manner of calculating the Redemption Price and the place or places that payment will be made upon presentation and surrender of Securities to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the date of redemption, interest will cease to accrue on the Securities of this series or the portions called for redemption.

In connection with any optional redemption of the Securities of this series occurring prior to October 27, 2044, the Company shall give the Trustee notice of the Redemption Price promptly after the Company’s calculation thereof and the Trustee shall have no responsibility for such calculation.

No sinking fund is provided for the Securities of this series.

6. Guarantee

No later than the tenth Business Day following the consummation of the Merger (i) the Company shall cause Exelis to guarantee the outstanding principal amount of the Securities of this series, and (ii) the Company shall execute and deliver, and shall cause Exelis to execute and deliver, to the Trustee a supplemental indenture to the Indenture substantially in the form set forth in Exhibit A hereto evidencing such guarantee.

7. Change of Control.

If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has previously exercised its right to redeem the Securities of this series, the Company will make an offer to each Holder of Securities of this series to repurchase all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities of this series being repurchased plus any accrued and unpaid interest on the Securities of this series being repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Company will mail a notice to each Holder of Securities of this series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities of this series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities of this series by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(1) accept for payment all Securities of this series or portions of Securities of this series (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) properly tendered pursuant to the Company’s offer;

(2) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions of Securities of this series properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series being repurchased by the Company.

The Paying Agent will promptly mail to each Holder of Securities of this series properly tendered the repurchase price for such Holder’s Securities being repurchased, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security of this series equal in principal amount to any unpurchased portion of any Securities of this series surrendered; provided, that each new Security of this series will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.

The Company will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, an offer to repurchase the Securities of this series upon a Change of Control Repurchase Event may be made in advance of such Change of Control Repurchase Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer.

“Below Investment Grade Rating Event” means the Securities of this series are lowered to below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade by either of the Rating Agencies as a result of such Change of Control); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s Subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Company or one of its Subsidiaries;

(2) the adoption by the holders of the Company’s Voting Stock of a plan relating to the Company’s liquidation or dissolution;

(3) the first day during any period of 24 consecutive months on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Company or one of its wholly-owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; provided that a merger shall not constitute a “change of control” under this definition if (i) the sole purpose of the merger is the Company’s reincorporation in another state and (ii) the Company’s shareholders and the number of shares of the Company’s Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors (1) who was a member of such Board of Directors on the date of the issuance of the Securities of this series; (2) who was nominated for election or elected to such Board of Directors with the approval of the individuals referred to in clause (1) above constituting at the time of such nomination or election at least a majority of the Board of Directors (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee recommended by the Continuing Directors for election as a director); or (3) whose nomination or election was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such nomination or election at least a majority of the Board of Directors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means _Moody’s Investors Service, Inc.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

8. Denominations; Transfer; Exchange.

The Securities of this series are in fully registered form, without coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 above that amount. A Holder may transfer or exchange the Securities of this series in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

The Company shall not be required to exchange or register a transfer of (a) any Security of this series for a period of fifteen days next preceding the first mailing of notice of redemption of Securities of this series or (b) any Securities of this series selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

9. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes subject to the record date provisions hereof.

10. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities of this series that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

12. Obligations Absolute.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

13. Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act of 1939, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. Book-Entry Provisions for Global Securities.

This Security is in the form of a Global Security as provided in the Indenture. The Global Security for this series initially shall (i) be registered in the name of the Depositary, who shall be The Depository Trust Company or as otherwise identified in or pursuant to the Officers’ Certificate authorizing the issuance of this series of Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under this Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of this Security.

Transfers of this Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in this Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depositary. Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in this Global Security only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security, or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company in its sole discretion and subject to the Depositary’s procedures elects not to have the Securities represented by a Global Security and to cause the issuance of definitive Securities or (iii) an Event of Default has occurred and is continuing.

In connection with any transfer or exchange of a portion of the beneficial interest in this Global Security to beneficial owners pursuant to the immediately preceding paragraph, the Security Registrar shall (if one or more definitive Securities are to be issued) reflect on the Security Register the date and a decrease in the principal amount of this Global Security in an amount equal to the principal amount of the beneficial interest in this Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount. In connection with the transfer of this entire Global Security to beneficial owners pursuant to the immediately preceding paragraph, this Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in this Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

The Holder of this Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

15. Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Company to consolidate or merge with or into any other person, or sell or transfer all or substantially all of its property and assets to any other person, and on the ability of the Company and its Restricted Subsidiaries to (i) create, incur, assume or suffer to exist specified liens and (ii) enter into Sale and Leaseback Transactions. On or before the first day of October in each year, the Company must report to the Trustee on compliance with such limitations.

16. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Defeasance.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. These provisions shall not apply to Section 7 above after a Change of Control Repurchase Event occurs.

20. GOVERNING LAW.

THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAW PRINCIPLES.

* * *

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Harris Corporation

1025 West NASA Boulevard

Melbourne, FL 32919

Attn: Treasurer

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Date:

Medallion Signature

Guarantee:

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Security is $        . The following increases or decreases in the principal amount of this Security have been made:

Date	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee

Exhibit A

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 2015, among HARRIS CORPORATION (or its permitted successor), a Delaware corporation (the “Company”), EXELIS INC. (or its permitted successor), an Indiana corporation and a subsidiary of the Company (the “Guaranteeing Subsidiary”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as successor trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of September 3, 2003 (as amended or supplemented, the “Indenture”) providing for the issuance from time to time of an unlimited amount of senior notes;

WHEREAS, the Company currently has issued and outstanding under the Indenture $400,000,000 aggregate principal amount of 5.95% notes due December 1, 2017, $350,000,000 aggregate principal amount of 6.375% notes due June 15, 2019, $400,000,00 aggregate principal of 4.40% notes due December 15, 2020, $300,000,000 aggregate principal amount of 6.15% notes due 2040, $500,000,000 aggregate principal amount of 1.999% Senior Notes due 2018, $400,000,000 aggregate principal amount of 2.700% Senior Notes due 2020, $600,000,000 aggregate principal amount of 3.832% Senior Notes due 2025, $400,000,000 aggregate principal amount of 4.854% Senior Notes due 2035, and $500,000,000 aggregate principal amount of 5.054% Senior Notes due 2045 (collectively, the “Notes”, and each a “series of Notes”);

WHEREAS, pursuant to an underwriting agreement, date as of April 22, 2015, between the Company and Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, the Company has agreed under certain circumstances to cause the Guaranteeing Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 11.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without notice to or consent of the Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE.

DEFINITIONS

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or in the securities evidencing the applicable series of Notes.

ARTICLE TWO.

NOTE GUARANTEE

SECTION 2.01. Guarantee.

(a) The Guaranteeing Subsidiary, as primary obligor and not merely as surety hereby unconditionally guarantees, on an unsecured senior basis, to each Holder of a Note of a series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns with respect to each such series of Notes, that:

(1) the principal of, premium, if any, and interest on such series of Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on such series of Notes, if any, if lawful, and all other obligations of the Company to such Holders or the Trustee hereunder or under the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any such series of Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (all obligations guaranteed hereby, herein called the “Guaranteed Obligations”).

Failing payment when due of any amount so guaranteed for whatever reason, the Guaranteeing Subsidiary will be obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged with respect to a series of Notes except by (i) the payment in full of the Guaranteed Obligations with respect to such series of Notes or (ii) as otherwise set forth in Section 2.05 hereof.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiary or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guaranteeing Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Seven of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Note Guarantee, in each case, with respect to the applicable series of Notes so accelerated. The Guaranteeing Subsidiary will have the right to seek contribution from any non-paying guarantor (if any) so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

SECTION 2.02. Limitation on Guarantor Liability.

Notwithstanding any term of this Note Guarantee or the Indenture to the contrary, the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount that will not, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guaranteeing Subsidiary that are relevant under law, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor (if any), render this Notes Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 2.03. Execution and Delivery of Note Guarantee.

The execution by the Guaranteeing Subsidiary of this Supplemental Indenture evidences the Note Guarantee of the Guaranteeing Subsidiary, whether or not the person signing as an officer of the Guaranteeing Subsidiary still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

The Guaranteeing Subsidiary hereby agrees that its Note Guarantee set forth in Section 2.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

SECTION 2.04. Guarantors May Consolidate, etc., on Certain Terms.

(a) The Guaranteeing Subsidiary may not in a single transaction or series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all of its property and assets to any other person, other than the Company, unless (a) the person formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary, is or becomes a guarantor of the Notes on substantially the same terms as are provided for herein or shall assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by the Guaranteeing Subsidiary hereunder and under the Indenture and (b) the Guaranteeing Subsidiary, such person or such successor person, as the case may be, shall not, immediately after such consolidation, merger, sale or transfer, be in default in the performance of any such covenant or condition.

(b) Subject to the provisions of Section 2.04(a), nothing in this Supplemental Indenture or the Indenture shall prevent any consolidation or merger of the Guaranteeing

Subsidiary with or into any other person, or any sale, or transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary to any other person lawfully entitled to acquire the same; provided, however, that the Guaranteeing Subsidiary covenants and agrees, that any such consolidation, merger, sale, or transfer (other than with or to the Company or another guarantor) shall be upon the condition that the due and punctual payment of the guaranteed principal, premium, if any, and interest of all the Notes according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Supplemental Indenture and the Indenture to be kept or performed by the Guaranteeing Subsidiary shall, by an indenture supplemental hereto, executed and delivered to the Trustee, be assumed by the person formed by or resulting from any such consolidation or merger (provided that no such supplemental indenture shall be required if the Guaranteeing Subsidiary is the surviving person upon the consolidation or merger), or which shall have received the transfer of all or substantially all of the property and assets of the Guaranteeing Subsidiary. Every such successor person upon executing an indenture supplemental hereto, as provided in this Section 2.04(b), in either substantially the same form as this Supplemental Indenture or in another form reasonably satisfactory to the Trustee, shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as the “Guaranteeing Subsidiary.”

(c) In the event of any such sale or transfer (other than a transfer by way of lease), the Guaranteeing Subsidiary or any successor person which shall theretofore have become such in the manner described in this Section shall be discharged from all obligations and covenants under this Supplemental Indenture, the Indenture and the Note Guarantee.

(d) Subject to the provisions of Section 8.01 of the Indenture, the Trustee shall receive an Opinion of Counsel (subject to customary exceptions and exclusions) as conclusive evidence that any such merger, consolidation, sale or any such supplemental indenture complies with the foregoing conditions and provisions of this Section 2.04.

SECTION 2.05. Releases.

The Note Guarantee of a guarantor of the Notes will be automatically released and discharged with respect to any series of Notes:

(a) in connection with any sale or other disposition of (i) all of the assets of the Guaranteeing Subsidiary (including by way of merger, consolidation or otherwise) to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company; provided that the requirements set forth in Section 2.04 hereto are satisfied or (ii) all of the Capital Stock of the Guaranteeing Subsidiary to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company;

(b) upon covenant defeasance or satisfaction and discharge with respect to such series of Notes in accordance with Article Four of the Indenture;

(c) if the Holders of a majority in aggregate principal amount of such series of Notes consent to such release, in accordance with Article Eleven of the Indenture;

(d) if the Guaranteeing Subsidiary merges with and into the Company;

(e) the Guaranteeing Subsidiary merges with and into any person that is or becomes a guarantor of the Notes; provided that the requirements set forth in Section 2.04 hereto are satisfied; or

(f) upon the payment in full of the Guaranteed Obligations with respect to such series of Notes.

In connection with any release of the Guaranteeing Subsidiary’s obligations under its Note Guarantee with respect to a series of Notes pursuant to clause (a) above upon delivery by the Company to the Trustee of an Opinion of Counsel and an Officers’ Certificate to the effect that such release was made in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required by the Company or the Guaranteeing Subsidiary in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Note Guarantee with respect to such series of Notes. The Company shall give the Holders of the Notes of such series prompt notice of any such release.

Until such time as the Guaranteeing Subsidiary is released from its obligations under its Note Guarantee in respect of the applicable series of Notes as provided in this Section 2.05, such Guaranteeing Subsidiary will remain liable for the Guaranteed Obligations with respect to such series of Notes.

SECTION 2.06. Notices. Notice to the Guaranteeing Subsidiary shall be sufficient if addressed to such Guaranteeing Subsidiary in care of the Company at the address, place and manner provided in Section 13.04 of the Indenture.

SECTION 2.07. Event of Default. The following Event of Default shall be added to the Indenture as Section 7.01(h):

“(h) any Guaranteeing Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by the Supplemental Indenture providing for such Note Guarantee, such Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.”

The first line of the second paragraph of Section 7.01 of the Indenture and the term “defaults”, as defined in Section 7.07 of the Indenture, shall be deemed to include a reference to Section 7.01(h).

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01. Successors and Assigns of the Company and the Guaranteeing Subsidiary. All the covenants, stipulations, promises and agreements contained in this Supplemental Indenture by or in behalf of the Company and the Guaranteeing Subsidiary shall bind their respective successors and assigns, whether so expressed or not.

SECTION 3.02. Provisions of Trust Indenture Act of 1939 to Control. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this

Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 3.03. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Note Guarantee shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of such Note Guarantee, but this Supplemental Indenture and such Note Guarantee shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.04. Supplemental Indenture and Note Guarantee to Be Construed in Accordance with New York Law. This Supplemental Indenture and the Note Guarantee shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of law principles.

SECTION 3.05. Supplemental Indenture May Be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.06. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 3.07. Recitals by Company and Guaranteeing Subsidiary. The recitals in this Supplemental Indenture are made by the Company and the Guaranteeing Subsidiary only and not by the Trustee, all of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture and the Note Guarantee as fully and with like effect as if set forth herein in full and the Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Note Guarantee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Exelis Inc., as Guaranteeing Subsidiary

By:
Name:
Title:

Harris Corporation

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Officer